PDI, INC.
RESTRICTED STOCK GRANT AGREEMENT

Grant Date:

Dear              :

Pursuant to the PDI, Inc. (“PDI”) 2004 Stock Award and Incentive Plan (the “Plan”), PDI hereby awards to you «No_of_Restricted_Stock_Awarded» shares of its Common Stock, $.01 par value per share (the “Shares”) pursuant to the terms and conditions of this letter and the Plan.  PDI represents that the Shares are fully paid and non-assessable.  The Shares are subject to the vesting provisions set forth herein and certain other restrictions as provided for herein.

You are entitled to all the rights and privileges of a holder of the Shares (including the right to receive and retain all cash dividends declared thereon).  As used herein the term “Shares” shall mean and include, in addition to the above referenced number of shares, any new shares or other securities convertible into shares resulting from any merger or reorganization of PDI, or the recapitalization, reclassification or split of the Shares, or any stock dividend paid on the Shares.

By accepting the Shares you agree as follows:

1.           The Shares shall vest on the third anniversary of the Grant Date (the “Vesting Date”).

2.           No Shares shall be sold, conveyed, transferred, pledged, encumbered or otherwise disposed of (any such disposition being herein called a “Transfer”) prior to the date on which such Shares shall have vested as provided in Section 1 above (the period beginning on the date hereof and ending on the Vesting Date, being hereinafter called the “Risk Period”), except that this Transfer restriction shall lapse, and the vesting shall be accelerated with respect to all non-vested Shares upon (i) your death; (ii) your disability (which in the opinion of a physician designated by PDI permanently prevents you from being able to render services to PDI); (iii) your retirement at age 62 or older (provided you were employed by the Company for at least two years at the time of your retirement); or (iv) a “change in control” (as defined herein).

3.           For the purposes of this Agreement:

(a)           a “change in control” shall be deemed to occur upon (i) the sale by PDI of all or substantially all of its assets to any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), (ii) the consolidation or merger of PDI with any person as a result of which merger PDI is not the surviving entity and with respect to which persons who were the stockholders of PDI immediately prior to such consolidation or merger do not, immediately thereafter own more than 50% of the combined voting power entitled to vote generally in the election of directors of the consolidated or merged company’s then outstanding voting securities; or (iii) a tender offer, merger, consolidation, sale of assets or contested election or any combination of the foregoing transactions in which the persons who were directors of PDI immediately before the transaction cease to constitute a majority of the Board of Directors of PDI or any successor to PDI;

(b)           an “Affiliate” shall mean any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, PDI; and

(c)           the “Company” shall mean PDI and any of its subsidiaries or other Affiliates.

4.           If at any time prior to the Vesting Date, your employment is terminated by the Company for any reason or you terminate your employment for any reason, unless your employment is terminated pursuant to the circumstances described in subsections (i) through (iv) of Section 2 above (any termination other than pursuant to Section 2 above shall be referred to herein as an “Event of Retransfer”) then, upon such Event of Retransfer the Escrowee (as defined in Section 8 below) shall transfer to PDI that number of the Shares as to which the Transfer restriction shall still apply on the day following such termination.  Immediately upon such Event of Retransfer, such Shares shall be deemed to have been transferred to PDI and you shall have no further rights or privileges as a holder of the Shares so transferred.

5.           If you are an Affiliate, you represent and agree that you will only sell, transfer, pledge or hypothecate any of the Shares pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or in a transaction wherein registration under the Securities Act of 1933 is not required.

6.           If you are determined by PDI to be an Affiliate on the Vesting Date, all certificates for Shares shall be endorsed as follows:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended.  The shares have been acquired for investment purposes and must be held unless they are subsequently registered under the Securities Act of 1933, as amended, or, in the opinion of counsel to for the Company, an exemption from registration under said Act is available.”

7.           You will be required to satisfy any potential federal, state, local or other tax withholding liability. Such liability must be satisfied at the time the Shares become “substantially vested” (as defined in the regulations issued under Section 83 of the Internal Revenue Code), which would likely be when the restrictions on the Shares lapse.  At such time you will be required to report the total value of the Shares as of the date the Shares become substantially vested as ordinary income.  This could result in a significant income tax burden to you if the Shares greatly appreciate in value from the Grant Date through such time as the Shares become substantially vested.  Alternatively, you can pay all withholding taxes at the time of the grant by filing an election under Section 83(b) of the Internal Revenue Code with the IRS within 30 days of the Grant Date.  If you choose to file an election under Section 83(b) of the Internal Revenue Code, you will be required to pay PDI an amount in cash equal to the withholding tax obligation that arises at that time.  Thereafter, when the restrictions on the Shares lapse you may not have any further income tax consequences until you decide to sell or otherwise dispose of the Shares.  YOU ARE SOLELY RESPONSIBLE FOR MAKING THIS ELECTION IN A TIMELY FASHION.  Please be advised that additional restrictions may apply to an election under Section 83(b) of the Internal Revenue Code and, once made, an election can only be revoked with IRS approval.  THE FOREGOING IS NOT INTENDED TO CONSTITUTE TAX ADVICE NOR IS IT NECESSARILY COMPREHENSIVE IN LIGHT OF YOUR PERSONAL TAX SITUATION.  ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR GENERALLY WITH RESPECT TO THE TAX IMPLICATIONS OF THIS AWARD AND TO DETERMINE WHETHER AN ELECTION UNDER SECTION 83(B) OF THE INTERNAL REVENUE CODE WOULD BE BENEFICIAL TO YOU.

If you elect to file a Section 83(b) election, the per share price of the Shares is $          .

If you choose NOT to file a Section 83(b) election, unless we approve other arrangements, you must either deliver to us a check or money order in the amount of the required withholding amount on the Vesting Date.  In the event of a shortfall, we will withhold the remaining required withholding amount from your salary or bonus.

8.           In order to facilitate compliance with the transactions described herein, until the  Shares vest, they will be held in escrow by our transfer agent, American Stock Transfer & Trust Company, 40 Wall Street, New York, NY 10005 (the “Escrowee”), in a book entry account in your name.  If and when Shares vest, and if you are not then an Affiliate, they will be released to you, as soon as is reasonably practicable, as unrestricted shares that are free and clear of all restrictions, subject to your payment of applicable withholding taxes.  If you are an Affiliate on the Vesting Date, the certificate representing the Shares released to you shall bear the restrictive legend set forth in paragraph 6 above.  The Escrowee will hold the shares of PDI restricted stock issued to you pursuant to the terms and conditions of this Restricted Stock Grant Agreement, together with stock powers in the form annexed hereto duly endorsed by you, in blank, with your signature guaranteed thereon by a commercial bank, and shall dispose of them in accordance with all of the terms hereof.  The deposit of the Shares into escrow shall not affect your rights as the holder of the Shares.  The Escrowee shall be under no duty except to receive the Shares and dispose of them in accordance with the terms hereof.  PDI may redesignate an Escrowee at any time on notice to you.

9.           This agreement shall be binding upon and inure to the benefit of you and PDI and your and its respective successors and legal representatives.

Acceptance for Grant Date:

I hereby accept the Shares and agree to all of the terms and conditions described herein.

____________________________________
Name:
Title:
Employee ID:

Executed By:________________________________